Exhibit 99.1

SkyWater Technology Reports Third Quarter 2021 Results
Year-over-Year Revenue Growth of 6%
BLOOMINGTON, Minn., – November 2, 2021 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner today announced financial results for the third quarter of 2021, ended October 3, 2021.
•Revenue grew 6% year-over-year to $35.0 million
•Net loss to shareholders of $13.9 million, or (40)% of revenue
•Adjusted EBITDA of $(2.7) million, or (7.7)% of revenue

“We made important progress on our Radiation Hardened and Power Management platform qualifications while adding eight new Advanced Technology Services customers in the quarter, for a total of 25 in the past twelve months,” said SkyWater president and CEO Thomas Sonderman. “Supply chain challenges and hiring constraints plus continued delays in the funding of existing United States Government programs had a magnified near-term effect on the company. This resulted in delayed revenue for certain Advanced Technology Services and Wafer Services programs in the amount of approximately $15 million for the third and fourth quarter of 2021. Despite these headwinds, the company continued to aggressively ramp our Advanced Technology Services and Wafer Services businesses and sustainably grew our overall sales pipeline. All of these factors give us a strong conviction in our long-term growth model of 25% annual top line growth.”

Q3 2021 Summary:

GAAP
In USD millions, except per share data	Q3 21	Q3 20	Y/Y	Q2 21	Q/Q
Advanced Technology Services revenue	$22.4	$24.2	(8)%	$26.9	(17)%
Wafer Services revenue	$12.7	$8.8	44%	$14.3	(12)%
Revenue	$35.0	$33.0	6%	$41.2	(15)%
Gross profit (loss)	$(1.8)	$7.3	(125)%	$1.8	(201)%
Gross margin	(5.2)%	22.1%	(2,730) bps	4.4%	(960) bps
Net loss to shareholders	$(13.9)	$(1.7)	(739)%	$(7.0)	(99)%
Basic loss per share	$(0.36)	$(0.09)	(300)%	$(0.20)	(80)%

Non-GAAP
In USD millions, except per share data	Q3 21	Q3 20	Y/Y	Q2 21	Q/Q
Non-GAAP gross profit (loss)	$(0.5)	$7.4	(107)%	$3.0	(116)%
Non-GAAP gross margin	(1.4)%	22.4%	(2,380) bps	7.2%	(860) bps
Non-GAAP net loss to shareholders	$(11.5)	$(0.8)	(1356)%	$(5.1)	(126)%
Non-GAAP basic loss per share	$(0.29)	$(0.04)	(625)%	$(0.15)	(93)%
Adjusted EBITDA	$(2.7)	$5.3	(151)%	$(0.8)	(237)%
Adjusted EBITDA margin	(7.7%)	16.1%	(2,380) bps	(2.0%)	(570) bps

Q3 2021 Results:
•Revenue: Revenue of $35.0 million increased 6% year-over-year. Advanced Technology Services revenue of $22.4 million decreased 8% year-over-year due to delayed revenue. Wafer Services revenue of $12.7 million increased 44% compared to the third quarter of 2020 driven by increased wafer output.
•Gross Profit (Loss): GAAP gross loss was $1.8 million, or (5.2)% of revenue, compared to gross profit of $7.3 million, or 22.1% of revenue, in the third quarter of 2020. Non-GAAP gross loss was $0.5 million, or (1.4)% of revenue, compared to gross profit of $7.4 million, or 22.4% of revenue, in the third quarter of 2020.
•Net Loss: GAAP net loss to shareholders of $13.9 million, or $(0.36) per share, compared to a net loss to shareholders of $1.7 million, or $(0.09), in the third quarter of 2020. Non-GAAP net loss to shareholders of $11.5 million, or $(0.29) per share, compared to a net loss to shareholders of $0.8 million, or $(0.04), in the third quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA was $(2.7) million, or (7.7)% of revenue, compared to $5.3 million or 16.1% of revenue in the third quarter of 2020.
•Balance Sheet: Cash and cash equivalents of $8.5 million compared to $7.4 million from January 3, 2021.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”
Recent Business Updates:
•Wafer Services output increased nearly 60% in the third quarter of 2021, compared to third quarter 2020.
•Completed the transition of two customers from Advanced Technology Services to Wafer Services with an additional five transitions currently underway.
•Won eight new Advanced Technology Services programs in the third quarter of 2021.
•Produced the first test wafers with copper back-end processing for the company’s radiation hardened (RH90) platform.
•Signed agreement with Carillon to produce solid-state Holographic Optical Beam Steering (HOBS) chips for satellite and other free-space optical communications (FSOC) applications.
•Initiated process transfers and license agreement for Weebit Nano’s innovative Resistive RAM (ReRAM) technology for volume production with SkyWater’s customers’ designs.
•Signed agreement for Deca’s second generation M-Series™ fan-out wafer-level packaging (FOWLP) with Adaptive Pattering® for SkyWater’s advanced packaging facility in Florida.
•Revised schedule for a significant complex multi-year Advanced Technology Services program originally estimated to be completed in 2021 to early 2022, causing revenue to be pushed similarly from 2021 to 2022.

•Adapted hiring strategies and pay scales to address the challenges of a highly competitive market for technology and operations resources, an important ingredient to enable revenue recognition for the company.
•Implemented contingency strategies to adapt to the ongoing supply chain disruptions the company is experiencing for substrates, chemicals and spare parts while adapting to similar constraints being seen by our customers in an attempt to minimize the effect on revenue output in the second half of 2021.

Investor Webcast
SkyWater will host a conference call on Wednesday, November 3, 2021, at 9:00 a.m. CT to discuss its third quarter financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-owned semiconductor manufacturer and a DOD-accredited Trusted supplier. SkyWater’s Technology as a ServiceSM model streamlines the path to production for customers with development services, volume production and advanced packaging solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, read-out ICs, rad-hard, power discretes, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit: www.skywatertechnology.com.

SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our ability to diversify our customer base and develop relationships in new markets; our expectations regarding dependence on our largest customer; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the impact of the COVID-19 pandemic on our business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy; our ability to maintain compliance with certain U.S. Government contracting requirements; vaccine mandates may have an impact on our business and results of operations; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the

“Risk Factors” section of the prospectus the Company filed with the SEC on April 22, 2021 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology
SKYT-IR
###
SkyWater Investor Contact: Heather Davis | Investor@SkyWaterTechnology.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	October 3, 2021	January 3, 2021
	(in thousands, except share and unit data)
Assets
Current assets:
Cash and cash equivalents	$8,458	$7,436
Accounts receivable, net	35,086	29,995
Inventories	30,906	27,169
Prepaid expenses and other current assets	3,875	11,972
Total current assets	78,325	76,572
Property and equipment, net	184,142	178,078
Intangible assets, net	4,018	4,561
Other assets	5,200	3,998
Total assets	$271,685	$263,209
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$1,012	$2,772
Accounts payable	12,213	16,792
Accrued expenses	15,109	25,496
Income taxes payable	382	1,710
Current portion of contingent consideration	1,700	8,904
Deferred revenue - current	24,772	30,653
Total current liabilities	55,188	86,327
Long-term liabilities:
Long-term debt, less current portion and unamortized debt issuance costs	34,589	69,828
Contingent consideration, less current portion	—	1,996
Long-term incentive plan	3,902	3,185
Deferred revenue - long-term	85,449	95,399
Deferred income tax liability, net	3,216	8,058
Other long-term liabilities	4,284	—
Total long-term liabilities	131,440	178,466
Total liabilities	186,628	264,793
Commitments and contingencies
Shareholders’ equity (deficit):
Preferred stock, $0.01 par value per share (80,000,000 and zero shares authorized; zero issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 and zero shares authorized; 39,059,743 and zero shares issued and outstanding)	391	—
Additional paid-in capital	113,223	—
Class A preferred units (zero and 2,000,000 units authorized; zero issued and outstanding)	—	—
Class B preferred units (zero and 18,000,000 units authorized; zero and 18,000,000 units issued and outstanding)	—	—
Common units (zero and 5,000,000 units authorized; zero and 3,057,344 units issued; zero and 2,107,452 outstanding)	—	3,767
Accumulated deficit	(27,443)	(3,783)
Total shareholders’ equity (deficit), SkyWater Technology, Inc.	86,171	(16)
Non-controlling interests	(1,114)	(1,568)
Total shareholders’ equity (deficit)	85,057	(1,584)
Total liabilities and shareholders’ equity	$271,685	$263,209
The accompanying notes are an integral part of these consolidated financial statements.

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
	(in thousands, except share, unit and per share and unit data)
Revenue	$35,025	$33,003	$124,315	$100,666
Cost of revenue	36,852	25,725	115,164	81,502
Gross profit (loss)	(1,827)	7,278	9,151	19,164
Research and development	2,253	1,088	7,519	2,536
Selling, general and administrative expenses	9,626	5,765	33,644	18,319
Change in fair value of contingent consideration	(1,670)	(200)	(2,556)	1,353
Operating income (loss)	(12,036)	625	(29,456)	(3,044)
Other income (expense):
Paycheck Protection Program loan forgiveness	—	—	6,453	—
Change in fair value of warrant liability	—	(660)	—	(900)
Interest expense	(733)	(1,303)	(2,703)	(4,087)
Total other expense	(733)	(1,963)	3,750	(4,987)
Loss before income taxes	(12,769)	(1,338)	(25,706)	(8,031)
Income tax expense (benefit)	194	316	(4,468)	288
Net loss	(12,963)	(1,654)	(21,238)	(8,319)
Less: net income attributable to non-controlling interests	907	—	2,422	—
Net loss attributable to SkyWater Technology, Inc.	$(13,870)	$(1,654)	$(23,660)	$(8,319)
Net loss per share attributable to common shareholders, basic and diluted:	$(0.36)		$(0.94)
Net loss per unit attributable to Class B preferred unitholders, basic and diluted:		$(0.09)		$(0.46)
Weighted average shares used in computing net loss per common share, basic and diluted:	39,059,743		25,609,281
Weighted average units used in computing net loss per Class B preferred unit, basic and diluted:		18,000,000		18,000,000
The accompanying notes are an integral part of these consolidated financial statements.

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	October 3, 2021	September 27, 2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(21,238)	$(8,319)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	20,300	13,113
Gain on Paycheck Protection Program loan forgiveness	(6,453)	—
Foundry services obligation	—	(3,732)
Gain on sale of property and equipment	(74)	(1,124)
Amortization of debt issuance costs included in interest expense	530	1,126
Long-term incentive and stock-based compensation	10,403	1,051
Change in fair value of warrant liability	—	900
Change in fair value of contingent consideration	(2,556)	1,353
Cash paid for contingent consideration in excess of initial valuation	(6,644)	(1,255)
Deferred income taxes	(4,841)	(567)
Non-cash revenue related to customer equipment	(2,481)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,091)	17,545
Inventories	(3,737)	(7,939)
Prepaid expenses and other assets	4,713	(11,353)
Accounts payable	178	2,102
Accrued expenses	(3,091)	14,005
Deferred revenue	(15,831)	76,984
Income tax payable and receivable	(1,328)	(2,221)
Net cash (used in) provided by operating activities	(37,241)	91,669
Cash flows from investing activities:
Purchase of software and licenses	(819)	(1,879)
Proceeds from sale of property and equipment	149	1,676
Purchases of property and equipment	(29,777)	(65,513)
Net cash used in investing activities	(30,447)	(65,716)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriting discounts and commissions	104,212	—
Cash paid for offering costs	(1,867)	(1,443)
Proceeds from Paycheck Protection Program loan	—	6,453
Repayment of term loan	—	(3,361)
Net repayment on line of credit	—	(9,702)
Net repayment on Revolver	(30,289)	—
Repayment of Financing	(787)	—
Cash paid for capital leases	(591)	—
Cash paid for debt issuance costs	—	(100)
Cash paid for contingent consideration	—	(3,998)
Distributions to VIE member	(1,968)	—
Net cash provided by (used in) financing activities	68,710	(12,151)
Net change in cash and cash equivalents	1,022	13,802
Cash and cash equivalents - beginning of period	7,436	4,605
Cash and cash equivalents - end of period	$8,458	$18,407
The accompanying notes are an integral part of these consolidated financial statements.

Supplemental Revenue Information by Quarter

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021
	(in thousands)
Wafer Services revenue	$13,318	$10,896	$8,762	$13,442	$10,019	$14,312	$12,652
Advanced Technology Services revenue	23,586	19,863	24,241	26,330	38,082	26,877	22,373
Revenue	$36,904	$30,759	$33,003	$39,772	$48,101	$41,189	$35,025

Tool revenue (included in ATS sales)	$3,173	$—	$360	$4,895	$15,405	$2,346	$281

Non-GAAP Financial Measures
We provide supplemental non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our U.S. GAAP results. We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results and for the other reasons described in the footnotes to the tables below. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with U.S. GAAP, these measures are susceptible to differing calculations, and not all comparable to peer companies that may calculate their non-GAAP measures in the same manner.
We also provide adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income or loss before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including Paycheck Protection Program loan forgiveness, corporate conversion and initial public offering costs, SkyWater Florida start-up costs, management transition expense, fair value changes in contingent consideration, fair value changes in warrants and management fees. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with U.S. GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	October 3, 2021	September 27, 2020	July 4, 2021
	(in thousands)
GAAP gross profit (loss)	$(1,827)	$7,278	$1,812
GAAP gross margin	(5.2)%	22.1%	4.4%
Equity-based compensation (1)	967	112	827
SkyWater Florida start-up costs (2)	374	—	318
Non-GAAP gross profit (loss)	$(486)	$7,390	$2,957
Non-GAAP gross margin	(1.4)%	22.4%	7.2%

GAAP net loss to shareholders	$(13,870)	$(1,654)	$(6,979)
Paycheck Protection Program loan forgiveness	—	—	(6,453)
Corporate conversion and initial public offering related costs (3)	208	—	1,521
SkyWater Florida start-up costs (2)	434	—	504
Management transition expense (4)	—	—	435
Fair value changes in contingent consideration (5)	(1,670)	(200)	(942)
Equity-based compensation (1)	3,394	188	6,768
Fair value changes in warrants (6)	—	660	—
Management fees (7)	—	216	56
Non-GAAP net loss to shareholders	$(11,504)	$(790)	$(5,090)

Equity-based compensation allocation in the consolidated statements of operations:
Cost of revenue	$967	$112	$827
Research and development	341	6	1,487
Selling, general and administrative expenses	2,086	70	4,454
	$3,394	$188	$6,768

SkyWater Florida start-up costs allocation in the consolidated statements of operations:
Cost of revenue	$374	$—	$318
Selling, general and administrative expenses	60	—	186
	$434	$—	$504
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents start-up costs associated with our 200 mm advanced packaging facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
(3)Represents expenses directly associated with the corporate conversion and initial public offering, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering.
(4)Represents expense for the departure of our former Chief Administrative Officer, which includes primarily severance benefits.
(5)Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
(6)Represents non-cash valuation adjustment of warrants to fair market value during the period.

(7)Represents a related party transaction with Oxbow Industries, our principal financial investor. As these fees are not part of the core business, will not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.

	Three Months Ended October 3, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(13,870)	$(11,504)
Undistributed preferred return to Class B preferred unitholders	—	—
Net loss attributable to common shareholders	$(13,870)	$(11,504)
Denominator:
Weighted-average common shares outstanding, basic and diluted	39,060	39,060
Net loss per common share, basic and diluted	$(0.36)	$(0.29)

	Three Months Ended September 27, 2020
	GAAP	Non-GAAP
Computation of net loss per Class B preferred unit, basic and diluted:	(in thousands, except per unit data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(1,654)	$(790)
Denominator:
Weighted-average Class B preferred units outstanding, basic and diluted	18,000	18,000
Net loss per Class B preferred unit, basic and diluted	$(0.09)	$(0.04)

	Three Months Ended July 4, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,979)	$(5,090)
Undistributed preferred return to Class B preferred unitholders	(39)	(39)
Net loss attributable to common shareholders	$(7,018)	$(5,129)
Denominator:
Weighted-average common shares outstanding, basic and diluted	34,708	34,708
Net loss per common share, basic and diluted	$(0.20)	$(0.15)

	Three Months Ended		Nine Months Ended Quarter Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
	(in thousands)
Net loss to shareholders	$(13,870)	$(1,654)	$(23,660)	$(8,319)
Interest expense	733	1,303	2,703	4,087
Income tax expense (benefit)	194	316	(4,468)	288
Depreciation and amortization	6,964	4,477	20,300	13,113
EBITDA	(5,979)	4,442	(5,125)	9,169
Paycheck Protection Program loan forgiveness	—	—	(6,453)	—
Corporate conversion and initial public offering related costs (3)	208	—	1,729	—
SkyWater Florida start-up costs (2)	434	—	938	—
Management transition expense (4)	—	—	435	—
Fair value changes in contingent consideration (5)	(1,670)	(200)	(2,556)	1,353
Equity-based compensation (1)	3,394	188	10,397	1,051
Fair value changes in warrants (6)	—	660	—	900
Management fees (7)	—	216	332	644
Net income attributable to non-controlling interests (8)	907	—	2,422	—
Adjusted EBITDA	$(2,706)	$5,306	$2,119	$13,117
__________________
(8)Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.